Three New Independent Directors Identified by Stockholders Appointed to Digirad Board of Directors

POWAY, CA -- (Marketwire - April 23, 2012) - Digirad Corporation (NASDAQ: DRAD) today announced that it appointed three new independent directors to its Board of Directors, effective immediately: Jeffrey E. Eberwein, Charles M. Gillman and James B. Hawkins. Each of these individuals was identified with the assistance of Digirad's significant stockholders and as part of the previously-announced process to reconstitute the Board of Directors initiated in March 2012. In connection with these appointments, two of Digirad's existing directors have stepped down.

"We are very excited to add Chuck, Jeff and Jim to Digirad's board," said R. King Nelson, Digirad's chairman. "Each impressed the board with their demonstrable records of significant accomplishments. They bring a powerful mix of exactly the right skills to the board. We are confident that they will make significant contributions to Digirad from the start.

"The board has recently taken substantial steps to strengthen Digirad's already high standards of corporate governance, and these appointments are further evidence of our ongoing commitment in this respect. They also represent substantial progress in our efforts to ensure that the board has the right diversity of experience to guide Digirad," continued Mr. Nelson.

Each of Messrs. Eberwein, Gillman and Hawkins, like all non-management directors, are subject to the Digirad's director stock ownership policy, which strongly encourages all non-management directors to acquire on the open market (within one year) an amount of Digirad's stock equal in value to the annual cash retainer payable to non-management directors.

In addition, Messrs. Gillman and Eberwein have each indicated their intention to personally make significant purchases of Digirad stock over the next 18 months. All purchases will be made in open market transactions and in compliance with Digirad's policies and procedures.

"Digirad is well positioned for success, and I look forward to joining the board," said Mr. Gillman. "I am eager to help the board and management team achieve the full potential of this excellent company. Other members of the board and I will be meeting with Digirad's stockholders in the coming weeks in order to gather input on how Digirad can best grow stockholder value."

"Chuck, Jim and I are grateful for the opportunity to join the Digirad board," said Mr. Eberwein. "In addition, Chuck and I plan to make substantial personal investments in Digirad. Like all stockholders, we want to see those investments grow in value."

"I'm impressed by Digirad's commitment to doing what is best for stockholders," said Mr. Hawkins. "Digirad has made important strides in adjusting the composition of its board, and I am happy to be a part of that ongoing process."

As part of the appointments of Messrs. Eberwein, Gillman and Hawkins, the Board of Directors appointed Mr. Hawkins as chair of the Compensation Committee and Mr. Gillman as chair of the Corporate Governance Committee. John W. Sayward will continue as chair of the Audit Committee. In addition, the Board of Directors has formed the previously-announced Strategic Advisory Committee and appointed Mr. Eberwein as its chair. The Strategic Advisory Committee will review and provide suggestions to the Board of Directors related to Digirad's corporate strategy, capital allocation and related matters.

Digirad also announced that it intends to continue to actively seek input on appropriate, qualified director candidates from its stockholders, with the goal of expanding the Board of Directors and adding one new independent director in the near future.

"Our efforts to bring additional strength to Digirad's board are ongoing, and we hope that stockholders will continue to assist us in this process," said Mr. Nelson. "We could not be more delighted with Jeff, Chuck and Jim, each of whom was identified to us by stockholders, and we hope to receive additional suggestions about potential directors."

In connection with this announcement, Steven C. Mendell and Kenneth E. Olson have stepped down from the Board of Directors, effective immediately.

"I want to thank Steve and Ken for their significant contributions to Digirad," said Mr. Nelson. "Their wise counsel and thoughtful approach have been invaluable. We thank them both for their service."

Mr. Gillman has provided portfolio management services since 2001 to Nadel and Gussman, LLC, a private company that manages the assets of a single family. In mid-2009, large shareholders of MRV Communications, Inc. approached Mr. Gillman about joining the Board of MRV. MRV stock had fallen from approximately $90 a share to approximately $0.40 a share and shareholders thought changes to the Board were needed. Mr. Gillman joined the Board of Directors of MRV in the fall of 2009 and subsequently purchased more than $3 million of MRV stock in the open market through funds managed by Nadel and Gussman. Mr. Gillman's presence in the boardroom acted as a catalyst for a number of ongoing performance improvements that increased value for MRV shareholders. Mr. Gillman received a Bachelor of Science Summa Cum Laude from The Wharton School, University of Pennsylvania and was a Management Consultant in the New York office of McKinsey and Company before joining the investment industry.

Mr. Eberwein has 20 years of financial sector experience including 16 years in investment management and 4 years in investment banking. He will bring to the Board of Directors a wealth of contacts on Wall Street and an intense focus on creating shareholder value. Mr. Eberwein was a Portfolio Manager for 11 years, most recently at Soros Fund Management and prior to that at Viking Global Investors and Cumberland Associates. Mr. Eberwein is currently a private investor. Mr. Eberwein expects to join the Board of Directors of a NYSE/Amex listed company in late May. In addition, Mr. Eberwein currently serves on the Board of Hope for New York, a 501(c)(3) organization dedicated to serving the poor in New York City. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with High Honors from The University of Texas at Austin.

Mr. Hawkins has over two decades of experience as chief executive of successful medical device companies. Since April 2004, Mr. Hawkins has served as the President, Chief Executive Officer, and a Director of Natus Medical Incorporated, a provider of healthcare products used for the screening, detection, treatment, monitoring, and tracking of common medical ailments such as hearing impairment, neurological dysfunction, epilepsy, sleep disorders, and certain newborn conditions. Prior to joining Natus Medical, Mr. Hawkins was President, Chief Executive Officer, and a Director of Invivo Corporation, a developer and manufacturer of multi-parameter vital sign monitoring equipment, and its predecessor from 1985 through January 2004. Mr. Hawkins also served as Secretary of Invivo from 1986 until January 2004. Mr. Hawkins has served as a Director of IRIDEX Corp. since October 2007. Mr. Hawkins holds an undergraduate degree in Business Commerce from Santa Clara University and holds a M.B.A. from San Francisco State University.

Additional Information and Where to Find It

Digirad Corporation (the "Company"), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the Company's 2012 Annual Meeting of Stockholders (the "Annual Meeting"). The Company plans to file a proxy statement (the "2012 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting. Gerhard F. Burbach, Todd P. Clyde, Jeffrey E. Eberwein, Charles M. Gillman, James B. Hawkins, R. King Nelson and John W. Sayward, all of whom are members of the Company's Board of Directors, are participants in the Company's solicitation. Other than Messrs. Burbach and Clyde, none of such participants owns in excess of 1% of the Company's common stock. Mr. Clyde may be deemed to own approximately 2.6% of the Company's common stock and Mr. Burbach may be deemed to own approximately 1.6% of the Company's common stock. Additional information regarding the interests of such participants will be included in the 2012 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

On April 22, 2012, Messrs. Eberwein, Gillman and Hawkins joined the Company's Board of Directors. None of such individuals own any shares of Digirad's common stock or have any other interests in Digirad, by security holdings or otherwise.

Promptly after filing its definitive 2012 Proxy Statement with the SEC, the Company will mail the definitive 2012 Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2012 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2012 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov), at the Company's website (http://www.digirad.com) or by writing to Investor Relations, Digirad Corporation, 13950 Stowe Drive, Poway, CA 92064.

About Digirad

Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad® is a registered trademark of Digirad Corporation.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our ability to deliver value to customers, our actions to reconstitute our board of directors and potentially to continue to do so, the intention of certain of the members of our board of directors to make purchases of our stock, and our desire to maximize stockholder value. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

Investor Contact

Matt Clawson
Allen & Caron
949-474-4300

Company Contact

Todd Clyde
Chief Executive Officer
858-726-1600